     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 1999
                           REGISTRATION NO. 333-74849


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           J. ALEXANDER'S CORPORATION
             (Exact name of registrant as specified in its charter)



          TENNESSEE                               5812                          62-0854056
(STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NO.)           IDENTIFICATION NO.)

                                 P.O. BOX 24300
                              3401 WEST END AVENUE
                           NASHVILLE, TENNESSEE 37203
                                 (615) 269-1900
                   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                                NUMBER, INCLUDING
                           AREA CODE, OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)


                                R. GREGORY LEWIS
                                 P.O. BOX 24300
                              3401 WEST END AVENUE
                           NASHVILLE, TENNESSEE 37203
                                 (615) 269-1900
                       (NAME, ADDRESS, INCLUDING ZIP CODE,
                         AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)


                                    Copy to:
                             F. MITCHELL WALKER, JR.
                             BASS, BERRY & SIMS PLC
                           2700 FIRST AMERICAN CENTER
                           NASHVILLE, TENNESSEE 37238
                                 (615) 742-6200

Pursuant to the undertaking of J. Alexander's Corporation (the "Company") filed as part of the Registration Statement on Form S-3, File No. 333-74849 (the "Registration Statement"), to de-register any of the securities registered pursuant to the Registration Statement which remain unsold at the termination of the rights offering to the shareholders of record on May 20, 1999, the Company de-registers 848,452 shares of common stock, $.05 par value per share.

Pursuant to Rule 478(a) under the General Rules and Regulations under the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been executed on behalf of the Company by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee on the 25th day of June, 1999.

                       J. ALEXANDER'S CORPORATION

                       By: /s/ R. Gregory Lewis
                           --------------------------
                           R. Gregory Lewis
                           Vice President, Secretary and Chief Financial Officer